Exhibit 10.6

UNOVA, INC.

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) is made as of the 6th day of May, 2004, between UNOVA, Inc., a Delaware corporation (the “Company”) and Thomas O. Miller (the “Grantee”).

WHEREAS, the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of the Company on March 11, 2004, and was approved by the shareholders of the Company on May 6, 2004; and

WHEREAS, as an inducement to the Grantee to remain in the employ of the Company, the Company desires to award the Grantee Restricted Stock Units (as that term is defined in the Plan) in accordance with the terms and conditions of the Plan and this Agreement; and

WHEREAS, the Compensation, Governance and Nominating Committee of the Board of Directors of the Company authorized the Award represented by this Agreement on May 6, 2004 (the “Award Date”);

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Grantee hereby agree as follows:

1.         The Company hereby grants the Grantee, as a matter of separate inducement and agreement, and not in lieu of salary or other compensation for services, an Award of 20,000 Restricted Stock Units (“RSUs”) comprising the right to receive a minimum of 10,000 and a maximum of 30,000 shares (as determined under Paragraph 3 of this Agreement) of the common stock, par value $.01 per share, of the Company (the “Common Stock”) on the terms and conditions hereinafter set forth (the “Awarded Shares”), such number of Awarded Shares to be subject to adjustment as provided in Section 3 of the Plan. The Grantee shall have no obligation to pay the Company additional consideration for the Awarded Shares.

2.         The Plan, a copy of which has been made available to the Grantee, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. Capitalized terms used in this Agreement which are not defined herein shall have the meanings assigned to such terms in the Plan, it being understood that the terms “Restricted Stock Units” and “RSUs” shall mean and refer to the right to receive only the Awarded Shares. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same exist at the time this Agreement became effective. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof and with respect to such matters as are not expressly covered in this Agreement. The Company hereby reserves the right to alter, amend, modify, restate, suspend or terminate the Plan and this Agreement in accordance with Section 12 of the Plan, but no such subsequent amendment, modification, restatement, or termination of the Plan or this Agreement shall adversely affect in any material way the Grantee’s rights under this Agreement without the Grantee’s written consent.  This Agreement shall be subject, without further action by the Company or the Grantee, to such amendment, modification, or restatement.

3.         (a)       There shall be a Period of Restriction (the “Restriction Period”) with respect to all RSUs beginning on the Award Date and ending on the third anniversary of the Award Date (the “Vesting Date”).  Except as otherwise provided in Paragraph 5 hereof, all RSUs still subject to restriction upon Grantee’s Termination of Employment for any reason, including Retirement, shall be forfeited by the Grantee.

(b)       Time-Based Payment.  Fifty percent of the RSUs shall be payable in the form of 10,000 unrestricted shares of Common Stock as soon as reasonably practicable following the Vesting Date.

(c)       Performance-Based Payment.  The remaining 50 percent of the RSUs shall be payable as soon as reasonably practicable following the Vesting Date in that number of unrestricted shares of Common Stock determined in accordance with the following performance matrix, which uses the two scales of Intermec Technologies Corporation’s Revenue and Operating Margin for fiscal year 2006 (adjusted to exclude the impact of acquisitions):

[Confidential information omitted here and filed separately with the Commission.]

provided, however, that the number of Awarded Shares paid for achievement between the levels shown on the matrix above will be calculated using interpolation.

4.         Until the earlier of (a) the end of the Restriction Period, or (b) the vesting of any of the RSUs granted hereunder in accordance with the terms of this Agreement, the Grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the RSUs or the Awarded Shares.

5.         Notwithstanding any other provision of this Agreement,

(a)       RSUs granted hereunder still subject to restriction shall become fully vested upon the Termination of Employment of the Grantee by reason of the Grantee’s death and the Company shall issue to the Grantee’s estate as soon as reasonably practicable one unrestricted share of Common Stock for each RSU awarded hereunder;

(b)       RSUs granted hereunder still subject to restriction shall become fully vested upon the Termination of Employment of Grantee by reason of the Grantee’s Disability and payment shall be made following the Vesting Date in accordance with Paragraph 3 of this Agreement; and

(c)       upon the occurrence of a Change of Control, as defined in Section 13(b) of the Plan, payment shall be made in accordance with Section 13(a) of the Plan.

6.         If and when RSUs vest pursuant to this Agreement, and subject to the payment of withholding taxes as provided in Paragraph 8 hereof, the Company will direct its transfer agent to issue to the Grantee in uncertificated form the number of unrestricted shares of Common Stock issuable based on the Awarded Shares in accordance with Paragraph 3 hereof.

7.         Except as otherwise provided in this Agreement or the Plan, the Grantee shall not have any rights of a shareholder with respect to the RSUs, or, prior to vesting, the Awarded Shares.

8.         No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to any Awarded Shares, the Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Unless otherwise determined by the Committee, withholding obligations (up to the minimum statutory amount required to be withheld by the Company) may be settled with shares of Common Stock, including the Awarded Shares that give rise to the withholding requirement or shares of Common Stock already owned by the Grantee for a period of at least six months. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, and its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. Grantee, therefore, hereby unconditionally and irrevocably elects, notwithstanding anything to the contrary in this Paragraph 8 or elsewhere in this Agreement, to satisfy any and all federal, state, local, and foreign taxes of any kind that may be withheld by the Company in connection with Grantee’s Awarded Shares (the “Withholding Taxes”) by electing one of the following options; provided that in all cases, the Company shall have the right to receive not less than the minimum amount of the Withholding Taxes that the Company is required by law to withhold (the “Mandatory Withholding Taxes”); and further provided that an amount equal to the Mandatory Withholding Taxes in respect of any cash payment to Grantee shall be withheld from any such cash payment:

OPTION 1:

☐                        Authorizing and directing the Company to deduct from the total number of shares of Common Stock issued and deliverable to Grantee pursuant to this Agreement the number of shares having a value equal to the Mandatory Withholding Taxes.

OPTION 2:

☐                        Tendering to the Company the number of unrestricted shares of Common Stock owned by the Grantee for a period of at least six months prior to the date on which Withholding Taxes are due and having a value equal to the Mandatory Withholding Taxes.

OPTION 3:

☐                        Paying to the Company in cash an amount up to the Withholding Taxes but not less than the Mandatory Withholding Taxes.

In the event that none of the payment options set forth above is specified, the Grantee’s election shall be deemed to be Option 1, and the Company shall proceed accordingly.

9.         Grantee understands and acknowledges that Grantee is one of a limited number of employees of the Company and its Subsidiaries and Affiliates who have been selected to receive grants of RSUs and that Grantee’s Award is considered Company confidential information. Grantee hereby covenants and agrees not to disclose the Award of RSUs pursuant to this Agreement to any other person except (a) Grantee’s immediate family and legal or financial advisors who agree to maintain the confidentiality of this Agreement, (b) as required in connection with the administration of this Agreement and the Plan as it relates to this Award or under applicable law, and (c) to the extent that the terms of this Award have been publicly disclosed.

10.       The grant of RSUs to the Grantee in any year shall give the Grantee neither any right to similar grants in future years nor any right to be retained in the employ of the Company or its Subsidiaries or Affiliates, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect. The right and power of the Company and its Subsidiaries and Affiliates to dismiss or discharge the Grantee is specifically and unqualifiedly unimpaired by this Agreement.

11.       Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, WA 98203-1264, to the attention of the Company’s Secretary or at such other address as the Company may specify in writing to the Grantee by a notice delivered in accordance with this Paragraph. All notices to the Grantee shall be delivered to the Grantee at the Grantee’s address specified below or at such other address as the Grantee may specify in writing to the Secretary of the Company by a notice delivered in accordance with this Paragraph.

12.       This Agreement, including the provisions of the Plan incorporated by reference herein, comprises the whole Agreement between the parties hereto with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.  This Agreement shall become effective when it has been executed or accepted electronically by the Company and the Grantee.

13.       This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the Plan, shall inure to the benefit of and shall be binding upon the Grantee’s heirs, legal representatives, and successors.

14.       If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.

15.       This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Company through its duly authorized officer or officers as of the day and year first above written.

UNOVA, INC.

By:	/s/ Cathy D. Younger
Cathy D. Younger
Vice President and Corporate Secretary

GRANTEE:
(One of the boxes under Paragraph 8 must be checked)

/s/ Thomas O. Miller
Signature